UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 12, 2007
__________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365		98-0434104
(Commission File Number)		(IRS Employer Identification No.)

2201 Park Place, Suite 101
El Segundo, CA 90245
(Address of Principal Executive Offices and zip code)

(310) 643-7800
(Registrant’s telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause Ironclad Performance Wear Corporation’s (the “Registrant,” “we,” “our” or “us”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On September 12, 2007, the Registrant entered into two Subscription Agreements (the “Subscription Agreements”) with each of the London Family Trust and MCF Navigator Fund, L.P. (collectively, the “Investors”) pursuant to which it agreed to sell an aggregate of 2,500,000 shares of common stock, par value $0.001 per share (the “Shares”), of the Registrant at $0.40 per share (the “Purchase Price”) for gross proceeds of $1.0 million. The transaction closed the same day, and represents the initial closing (the “Initial Closing”) of a total offering whereby the Registrant will sell up to an aggregate of 5,000,000 shares of common stock, par value $0.001 per share, of the Registrant at $0.40 per share for gross proceeds of up to $2.0 million (the “Offering”), unless otherwise increased by the Registrant’s Board of Directors. The Registrant anticipates the Offering to be completed (if subscription for all of the common stock offered has not earlier occurred) by September 21, 2007, unless extended by the Registrant in its sole discretion. The Registrant intends to use the net proceeds received in the offering for strategic initiatives and general working capital purposes. Immediately following the Initial Closing, the Registrant had 32,639,060 shares of common stock issued and outstanding.

Pursuant to the terms of the Subscription Agreements, the Registrant agreed to provide the Investors certain registration rights with respect to the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Subscription Agreements provide that the Registrant shall file a registration statement on or before the date that is 45 calendar days after the last closing date of the transactions contemplated by the Subscription Agreements and shall use commercially reasonable efforts to cause such Registration Statement to become effective within one hundred fifty (150) days after the last closing date.

The issuance of the Shares to the Investors pursuant to the Subscription Agreements is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors, without a view to distribution and were not sold through any general solicitation or advertisement. The Shares to be issued to the Investors may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Commission or with any state securities commission in respect of the transactions contemplated by the Subscription Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: September 17, 2007	By:	/s/ Thomas Kreig
Thomas Kreig Interim Chief Financial Officer